UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 12, 2024

BIOLASE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36385	87-0442441
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

27042 Towne Centre Drive, Suite 270

Lake Forest, California 92610

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (949) 361-1200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BIOL	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Public Offering

On February 15, 2024, BIOLASE, Inc. (the “Company”) completed a public offering (the “Offering”) consisting of an aggregate of 7,795,000 units (the “Units”), with each Unit consisting of (A) one share (each, a “Share” and collectively, the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), (B) one Class A warrant to purchase one share of common stock (each, a “Class A Common Warrant” and collectively, the “Class A Common Warrants”), each exercisable from time to time for one share of Common Stock at an exercise price of $0.66 per share (the “Class A Common Warrant Shares”), and (C) one Class B warrant to purchase one share of common stock (each, a “Class B Common Warrant” and collectively, the “Class B Common Warrants” and collectively with the Class A Common Warrants, the “Common Warrants”), each exercisable from time to time for one share of Common Stock at an exercise price of $0.748 per share (the “Class B Common Warrant Shares” and collectively with the Class A Common Warrant Shares, the “Common Warrant Shares”); and (ii) 8,205,000 pre-funded units (the “Pre-Funded Units”), with each Pre-Funded Unit consisting of (A) one pre-funded warrant (each, a “Pre-Funded Warrant” and collectively, the “Pre-Funded Warrants”), each such Pre-Funded Warrant being exercisable from time to time for one share of Common Stock at an exercise price of $0.001 per share (the “Pre-Funded Warrant Shares”), (B) one Class A Common Warrant, and (C) one Class B Common Warrant. The Units, Shares, Common Warrants, Common Warrant Shares, Pre-Funded Units, Pre-Funded Warrants and Pre-Funded Warrant Shares are collectively referred to herein as the “Securities.” The Units were sold at the public offering price of $0.44 per Unit and the Pre-Funded Units were sold at the public offering price of $0.439 per Pre-Funded Unit.

The gross proceeds to the Company from this Offering are expected to be approximately $7.0 million, assuming no exercise of the Common Warrants and before deducting placement agent fees and Offering expenses payable by the Company. The Company intends to use the net proceeds from the Offering for working capital and for general corporate purposes.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) dated February 13, 2024, with certain institutional investors signatory thereto, pursuant to which the Company agreed to issue and sell to such investors, certain of the Securities sold in the Offering. The Purchase Agreement contains customary representations, warranties and covenants by the Company, customary conditions to closing, indemnification obligations of the Company and the institutional investors signatory thereto, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement and may be subject to limitations agreed upon by the contracting parties.

Pursuant to the terms of the Purchase Agreement, the Company agreed, subject to certain exceptions, for the later of (i) 90 days after the closing date of the Offering and (ii) the date on which Stockholder Approval (defined below) is obtained, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) or file any registration statement. In addition, pursuant to the terms of the Purchase Agreement, subject to certain limited exceptions, until the one-year anniversary of the closing date of the Offering, the Company is prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction (as defined in the Purchase Agreement).

The Securities are being offered and sold by the Company pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-276596) (as amended through the date hereof), filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) under the Securities Act.

Lake Street Capital Markets, LLC (“Lake Street”) and Maxim Group LLC (“Maxim”) acted as the exclusive placement agents (the “Placement Agents”) for the Company in connection with the Offering. Pursuant to that certain placement agency agreement, dated February 13, 2024, by and among the Company, Lake Street and Maxim (the “Placement Agency Agreement”), Lake Street and Maxim were paid a cash fee of 7.0% of the aggregate gross cash proceeds to the Company from the sale of the Securities in the Offering and the Company agreed to reimburse the Placement Agents for certain out-of-pocket expenses of the Placement Agents, in an aggregate amount not to exceed $150,000.

The Pre-Funded Warrants are immediately exercisable upon issuance, have an exercise price of $0.001 per share and may be exercised at any time until exercised in full. The Class A Warrants were issued at the closing of the Offering, are immediately exercisable upon issuance, have an exercise price of $0.66 per share and expire five years from the date of issuance. The Class B Warrants were issued at the closing of the Offering, have an exercise price of $0.748 per share and will be exercisable on or after the date that the Company’s stockholders vote to approve that the Class B Warrants may be exercisable for shares of

Common Stock, as may be required by the applicable rules and regulations of The Nasdaq Stock Market LLC (the “Stockholder Approval”) and will expire on the fifth (5th) anniversary of the date on which Stockholder Approval is received and deemed effective under Delaware law. If at the time of exercise of the Pre-Funded Warrants or the Common Warrants, there is no effective registration statement registering, or no current prospectus available for, the issuance of the shares of Common Stock to the holder, then such warrants may only be exercised through a cashless exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the applicable exercise price or round up to the next whole share.

The Company may not effect, and the holder will not be entitled to, exercise any Pre-Funded or Common Warrant, which, upon giving effect to such exercise, would cause (i) the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, or (ii) the combined voting power of the Company’s securities beneficially owned by the holder (together with its affiliates) to exceed 4.99% (or, at the election of the holder, 9.99%) of the combined voting power of all of the Company’s securities then outstanding immediately after giving effect to the exercise or conversion, as such percentage ownership is determined in accordance with the terms of the Pre-Funded or Common Warrants.

The exercise price of the Pre-Funded Warrants and the Common Warrants, and the number of Pre-Funded Warrant Shares and Common Warrant Shares, will be subject to adjustment in the event of any stock dividend or split, reverse stock split, recapitalization, reorganization or similar transaction, as described in the Pre-Funded Warrants or Common Warrants. With respect to the Class B Warrants, upon a Dilutive Issuance (as defined in the Class B Warrants), the exercise price will downward adjust subject to a floor price equal to 20% of the Minimum Price (as defined under Nasdaq Listing Rule 5635(d)) as of the issue date of the Class B warrants and upon a Share Combination Event (as defined in the Class B Warrants) the exercise price will downward adjust and the number of Common Warrant Shares issuable will increase. In addition, in certain circumstances, upon a Fundamental Transaction (as defined in the Common Warrants), a holder of Pre-Funded Warrants and Common Warrants will be entitled to receive the kind and amount of securities, cash or other property that such holder would have received had they exercised the warrants immediately prior to the Fundamental Transaction; provided, however, that in the event of certain Fundamental Transactions the holder of the Common Warrants will be entitled to receive consideration based on the Black Scholes Value (as defined in the Common Warrants).

The Pre-Funded Warrants and the Common Warrants will be governed by a warrant agency agreement, dated as of February 15, 2024 (the “Warrant Agency Agreement”), by and among the Company and Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federal trust company, and any successor warrant agent under thereunder (collectively, the “Warrant Agent”). The Pre-Funded Warrants and the Common Warrants were issued in book-entry form and will initially be represented only by one or more global warrants deposited with the Warrant Agent, as custodian on behalf of The Depository Trust Company (“DTC”), and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

There is no established trading market for the Pre-Funded Warrants or the Common Warrants and the Company does not expect a market to develop. In addition, the Company does not intend to list the Pre-Funded Warrants or the Common Warrants on The Nasdaq Capital Market or any other national securities exchange or any other nationally recognized trading system.

The foregoing summaries of the Offering, the Securities issued in the Offering, the Purchase Agreement, the Placement Agency Agreement, the Pre-Funded Warrants, the Class A Warrants, the Class B Warrants and the Warrant Agency Agreement, do not purport to be complete and are qualified in their entirety by reference to the definitive transaction documents, copies of which are attached hereto as Exhibits 10.1, 1.1, 4.1, 4.2, 4.3 and 4.4, respectively, and are each incorporated herein by reference.

Consent and Waiver; Issuance of Investor Warrant; Warrant Repricing

Pursuant to that certain Securities Purchase Agreement, dated December 6, 2023, by and between the Company and the investor (the “Investor”) named in the signature page thereto (the “December 2023 Purchase Agreement”), the Company agreed, among other things, pursuant to Section 4.12 thereof not to enter into a Variable Rate Transaction (as defined in the December 2023 Purchase Agreement) for a period of one-hundred and eighty (180) days following the closing date of that offering (or June 5, 2024) (the “VRT Prohibition”). In order to induce the Investor to agree to waive the VRT Prohibition to enable the Company to effect the Offering, the Company and the Investor entered into a Consent and Waiver, dated February 12, 2024 (the “Consent and Waiver”), whereby the Company agreed to issue to the Investor a new warrant to purchase up to 2,221,880 shares of Common Stock (the “Investor Warrant”), which Investor Warrant is in a form substantially identical to the Class B Warrants that is described above. The Investor Warrants will be exercisable commencing on the effective date of stockholder approval for the issuance of the shares of Common Stock issuable upon exercise of the Investor Warrants and will expire on the fifth anniversary of such stockholder approval date.

The foregoing summary of the Consent and Waiver does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

In addition, on December 8, 2023, pursuant to the December 2023 Purchase Agreement, the Investor was issued a warrant to purchase up to 2,221,880 shares of Common Stock (the “December 2023 Warrants”) that provide for adjustment of the exercise price, if the Company or any of its subsidiaries, as applicable, sell or grant any right to reprice, or otherwise dispose of or issue any shares of its Common Stock or common stock equivalents, at an effective price per share that is less than the exercise price then in effect (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”). The Offering is a Dilutive Issuance, therefore, the exercise price of the December 2023 Warrants will be reduced to equal the Base Share Price, which is equal to $0.2256 per share. The December 2023 Warrants were issued in a private placement pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder; however, the Company is obligated to register these warrants on a resale registration statement. The December 2023 Warrants will be exercisable commencing on the effective date of stockholder approval for the issuance of the shares of Common Stock issuable upon exercise of the December 2023 Warrants.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 13, 2024, the Company received notice from the Staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that the Staff had determined to grant the Company an extension of time to regain compliance with Listing Rule 5550(b) (the “Rule”). The Rule requires a minimum $2,500,000 stockholders’ equity, $35,000,000 market value of listed securities, or $500,000 net income from continuing operations.

As previously announced, on November 14, 2023, the Company received a deficiency letter from the Nasdaq notifying it that, based on its stockholders’ equity of $332,000 as of September 30, 2023, as reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, the Company was no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market under the Rule. On December 22, 2023, as supplemented on January 22, 2024, the Company submitted its plan of compliance to the Staff, which plan demonstrated how the Company intends to regain compliance with the Rule through, among other things, receipt of approximately $7 million in gross proceeds in the Offering, and conversion of its outstanding preferred stock.

As stated above, on February 13, 2024, the Staff provided notice to the Company that the Staff had granted an extension to regain compliance with the Rule, conditioned upon the Company undertaking and closing of the Offering no later than March 31, 2024. In the event the Company fails to evidence compliance with the Rule upon the filing of its periodic report for the period ending March 31, 2024, with the SEC and Nasdaq, the Company may be subject to delisting. In the event the Company does not satisfy these terms, the Staff will provide written notification that its securities will be delisted. At that time, the Company may appeal the Staff’s determination to a Hearings Panel.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Consent and Waiver; Issuance of Investor Warrant; Repricing of Warrant” are hereby incorporated by reference into this Item 3.02.

The Investor Warrant was issued in a private placement to the Investor pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated thereunder. The Investor Warrants and the shares of Common Stock issuable upon exercise of the Investor Warrant have not been registered under the Securities Act, or the securities laws of any other jurisdiction, and may not be offered or sold in the United States absent registration under or an applicable exemption from such registration requirements. This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to purchase, these securities in any jurisdiction in which such offer or solicitation would be unlawful.

Item 8.01.	Other Events.

On February 13, 2024, the Company issued a press release announcing the pricing of the Offering. On February 15, 2024, the Company issued a press release announcing the closing of the Offering. Copies of each of these press releases are attached hereto as Exhibits 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

After the closing of the Offering on February 15, 2024, a total of 7,205,000 shares of Common Stock were issued upon the exercise of Pre-Funded Warrants resulting in a total of 1,000,000 Pre-Funded Warrants that remain outstanding. Accordingly, as of the close of business on February 15, 2024, the Company had a total of 19,195,024 shares of Common Stock outstanding.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit Number	Description

1.1	Placement Agency Agreement, dated February 13, 2024, by and among BIOLASE, Inc., Lake Street Capital Markets, LLC and Maxim Group LLC

4.1	Form of Pre-Funded Warrant to Purchase Common Stock

4.2	Form of Class A Warrant to Purchase Common Stock

4.3	Form of Class B Warrant to Purchase Common Stock

4.4	Warrant Agency Agreement, dated February 15, 2024, by and among BIOLASE, Inc., Computershare Inc., a Delaware corporation, and its affiliate, Computershare Trust Company, N.A., a federal trust company

4.5	Form of Warrant issued to Investor

10.1	Form of Securities Purchase Agreement, dated as of dated February 13, 2024, by and among BIOLASE, Inc. and the investors parties thereto

10.2	Consent and Waiver, dated February 12, 2024, by and between BIOLASE, Inc. and the Investor named therein

99.1	Press Release dated February 13, 2024

99.2	Press Release dated February 15, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOLASE, INC.

Date: February 15, 2024	By:	/s/ John R. Beaver
	Name:	John R. Beaver
	Title:	Chief Executive Officer